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                                                                     Exhibit 5.1

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201

ST JOE COMPANY                                   Employer Identification Number:
C/O ANDREW J FAWBUSH                               59-0432511
LEBOEUF LAMB GREENE & MCRAE LLP                  DLN:
50 N LAURA ST STE 2800                             17007332002040
JACKSONVILLE, FL 32202                           Person to Contact:
                                                   JACQUELINE CRUVER ID #52043
                                                 Contact Telephone Number:
                                                   (877) 829-5500
                                                 Plan Name:
                                                   THE ST JOE COMPANY 401K PLAN

                                                 Plan Number:  080

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the repporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated June 04, 2001. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      This determination letter is applicable for the amendment(s) executed on August 12, 1998.

      This determination letter is also applicable for the amendment(s) dated on December 15, 1999.

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a) (4)-1 (b) (2) of the regulations on the basis of a design-based safe harbor described in the regulations.

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      This plan satisfies the nondiscriminatory current availability requirements of section 1.041 (a) (4) -4 (b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34 and the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206.

      The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

      The requirement for employee benefit plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have any questions concerning this matter, please contract the person whose name and telephone number are shown above.

                                   Sincerely yours,
                                   Paul T. Schultz
                                   Director
                                   Employee Plans Rulings & Agreements

Enclosures:
Publication
794